RESTRICTED STOCK UNIT AGREEMENT
              UNDER THE WESTWOOD ONE, INC. 2005 EQUITY COMPENSATION PLAN

      THIS AGREEMENT, made as of the ____ day of __________, 200_, by and between Westwood One, Inc., a Delaware corporation (the "Company") and ________________ (the "Participant").

     WHEREAS, the Board of Directors of the Company (the "Board") adopted, and the stockholders of the Company approved, the Westwood One, Inc. 2005 Equity Compensation Plan (the "Plan");

     WHEREAS, the Company, through the committee under the Plan (the "Committee"), wishes to grant to the Participant restricted stock units ("Restricted Stock Units");

     WHEREAS, pursuant to Section 9 of the Plan, the Committee is permitted to grant Restricted Stock Units to members of the Board who are not employees of the Company or any affiliate (a "Director");

     WHEREAS, with respect to awards granted to Directors under the Plan, the Board is the Committee; and

     WHEREAS, the Committee hereby grants Restricted Stock Units to the Participant as a Director.

      NOW, THEREFORE, for and in consideration of the mutual promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. GRANT OF RESTRICTED STOCK UNITS.

      Subject to the restrictions and other conditions set forth herein, the Committee has authorized this grant of __________ Restricted Stock Units on _____________, 200_ (the "Grant Date"). A Restricted Stock Unit is a unit of measurement equivalent to one Share but with none of the attendant rights of a holder of a Share until a Share is ultimately distributed in payment of the obligation (other than the right to receive dividend amounts in accordance with Section 5 hereof).

     2. VESTING.

     (a) Except as provided in Section 2(b) of this Agreement, one-third of the Restricted Stock Units shall vest on the first anniversary of the Grant Date and an additional one-third of such Restricted Stock Units shall vest on each succeeding anniversary of the Grant Date, provided that the Participant continuously serves as a Director, Employee or Consultant through each applicable vesting date.

     (b) Upon the occurrence of a Change in Control all unvested Restricted Stock Units shall immediately vest, provided that the Participant is a Director, Employee or Consultant on such date.


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     (c) Restricted Stock Units that are not vested as of the date of the
Participant's Termination for any reason shall terminate and be forfeited in their entirety as of the date of such Termination.

     3. PAYMENT.

      One Share shall be distributed with respect to each vested Restricted Stock Unit as soon as practicable following the earlier of the Participant's Termination or the occurrence of a Change in Control.

     4. RESTRICTIONS ON TRANSFER.

      Restricted Stock Units may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution.

     5. DIVIDEND EQUIVALENTS.

      Cash dividends on Shares shall be credited to a dividend book entry account on behalf of each Participant with respect to each Restricted Stock Unit granted to a Participant, and shall be deemed to be reinvested in Shares on the date the cash dividend is paid, provided that the Participant shall not be entitled to such dividend unless and until the Restricted Stock Unit vests. Stock dividends on Shares shall be credited to a dividend book entry account on behalf of each Participant with respect to each Restricted Stock Unit granted to a Participant, provided that the Participant shall not be entitled to such dividend unless and until the Restricted Stock Unit vests.

     6. PLAN.

      In addition to the terms and conditions set forth herein, the Restricted Stock Units are subject to, and governed by, the terms and conditions set forth in the Plan, which are hereby incorporated by reference. If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly. Unless otherwise indicated, any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Plan.

     7. AMENDMENT.

      Except as otherwise provided in the Plan, no modification or waiver of any of the provisions of this Agreement shall be effective unless in writing and signed by the party against whom it is sought to be enforced. This Agreement is intended to comply with the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in a manner so as to comply therewith. Notwithstanding anything herein to the contrary, any provision in this Agreement that is inconsistent with Section 409A of the Code shall be amended by the Committee in good faith to comply with Section 409A of the Code and to the extent such provision cannot be amended to comply therewith, such provision shall be null and void.


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     8. LEGEND.

      The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates representing Shares issued pursuant to this Agreement. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing Shares acquired pursuant to this Agreement in the possession of the Participant in order to carry out the provisions of this Section.

     9. SECURITIES REPRESENTATIONS.

      The grant of the Restricted Stock Units and issuance of Shares upon settlement of the Restricted Stock Units shall be subject to, and in compliance with, all applicable requirements of federal, state or foreign securities law. No Shares may be issued hereunder if the issuance of such Shares would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Shares may then be listed. As a condition to the settlement of the Restricted Stock Units, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation.

      The Shares are being issued to the Participant and this Agreement is being made by the Company in reliance upon the following express representations and warranties of the Participant. The Participant acknowledges, represents and warrants that:

     (a) the Participant has been advised that the Participant may be an "affiliate" within the meaning of Rule 144 under the Securities Act and in this connection the Company is relying in part on the Participant's representations set forth in this section;

     (b) the Shares must be held indefinitely by the Participant unless (i) an exemption from the registration requirements of the Securities Act is available for the resale of such Shares or (ii) the Company files an additional registration statement (or a "re-offer prospectus") with regard to the resale of such Shares and the Company is under no obligation to continue in effect a Form S-8 Registration Statement or to otherwise register the resale of the Shares (or to file a "re-offer prospectus");

     (c) the exemption from registration under Rule 144 will not be available under current law unless (i) a public trading market then exists for the Common Stock of the Company, (ii) adequate information concerning the Company is then available to the public, and (iii) other terms and conditions of Rule 144 or any exemption therefrom are complied with and that any sale of the Shares may be made only in limited amounts in accordance with such terms and conditions.

     10. NO OBLIGATION TO CONTINUE DIRECTORSHIP.

      Neither the execution of this Agreement nor the grant of Restricted Stock Units constitute an agreement by the Company to continue the Participant's directorship for any period.


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       11.  MISCELLANEOUS.

      (a) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal legal representatives, successors, trustees, administrators, distributees, devisees and legatees. The Company may assign this Agreement to any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise), provided that any successor assumes the Company's obligations under this Agreement. Notwithstanding the foregoing, the Participant may not assign this Agreement.

      (b) This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one contract.

      (c) The failure of any party hereto at any time to require performance by another party of any provision of this Agreement shall not affect the right of such party to require performance of that provision, and any waiver by any party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right under this Agreement.

      (d) Solely to the extent applicable, the Company shall have the right to deduct from any payment to be made pursuant to this Agreement or otherwise, or to otherwise require, prior to the issuance or delivery of any Shares, payment by the Participant of, any Federal, state or local taxes required by law to be withheld.

      (e) The headings of the sections of this Agreement have been inserted for convenience of reference only and shall in no way restrict or modify any of the terms or provisions hereof.

      (f) This Agreement shall be construed, interpreted and governed and the legal relationships of the parties determined in accordance with the internal laws of the State of New York without reference to rules relating to conflicts of law.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first set forth above.

                               WESTWOOD ONE, INC.

                                    By:_______________________________

                                    Title:______________________________


                                   PARTICIPANT

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